FIRST AMENDMENT TO MANAGEMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of the 15 day of February, 2002 by and between Scottsdale Assisted LLC ("Owner") and Emeritus Corporation ("Manager").

                                    RECITALS

A. Owner and Manager are parties to that Agreement to Provide Management Services to Assisted Living Facility dated as of February 8, 2002 (the "Management Agreement") with respect to an assisted living facility located in Scottsdale, Arizona.

B. Owner and Manager are interested in amending the Management Agreement to include a definition for the term "Facility Expenses" which is used, but not defined, in the Management Agreement.

C. The Management Agreement provides that it can be amended by written instrument signed by Owner and Manager.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. Section I(H) is hereby amended by deleting the 4th full sentence and inserting the following in lieu thereof:

Withdrawals from the Facility Checking Account shall be made first to pay the Management Fee, and, thereafter, to pay all costs and expenses associated with the ownership or operation of the Facility (each a "Facility Expense" and any two or more the "Facility Expenses") including, without limitation, any principal and interest payments due in connection with any loan secured by a mortgage on the Facility, payroll, insurance, supplies, services and taxes (but excluding Manager's corporate and regional overhead and all federal, state and local income taxes assessed against Owner), all in such order of priority as Manager deems appropriate to the commercially reasonable operation of the Facility; provided, however, if a lender providing financing for the facility requires the Management Fee to be subordinated to debt service payments then Manager will not pay the Management Fee unless and until such debt service has been paid. Facility Expenses shall also include a pro rata portion of any expenses incurred by Manager for the benefit of the Facility, as well as any other facilities operated by Manager (the "Other Benefited Facility"), provided the method used to calculate the portion of such expenses which are allocated to the Facility is consistent with the method used by Manager to allocate such costs to the other Benefited Facilities.

2. Except as specifically set forth herein, the Management Agreement shall remain in full force and effect as originally executed by Owner and Manager.

3. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and  year  first  set  forth  above.


                         SCOTTSDALE  ASSISTED  LLC


                         By:     /s/    Daniel  R.  Baty
                              Daniel  R.  Baty
                         Its:     Manager



                         EMERITUS  CORPORATION



                         By:     /s/    Raymond  R.  Brandstrom
                              Raymond  R.  Brandstrom
                         Its:     ______________________________